PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                    (Rio Bravo-St. Paul, MN)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 16th day of Sept, 1998, by and between Jack S. Obata and Atsuko Obata, Trustees of The Jack S. and Atsuko Revocable Trust, dated 12/30/74 (hereinafter called "Obata"), and AEI Real Estate Fund 85-A Limited Partnership (hereinafter called "Fund 85-A") (Obata, Fund 85-A (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund 85-A presently owns an undivided 26.7096% interest in and to, and Obata presently owns an undivided 16.0589% interest in and to, and Tom S. Obata, Trustee of That Certain "Living Trust" presently owns an undivided 16.0589% interest in and to, and W.E. Mason and Hazel Mason, Trustees of the Mason Living Trust presently owns an undivided 12.5821% interest in and to, and Marvin L. Webb Family Trust presently owns an undivided 17.1199% interest in and to, and Nick DeVito, Inc. presently owns an undivided 11.4706% interest in and to the land, situated in the City of St. Paul, County of Ramsey, and State of MN, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Obata's interest by Fund 85-A; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Obata of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund 85-A, or its designated agent, successors or assigns. Provided, however, if Fund 85-A shall sell all of its interest in the Premises, the duties and obligations of Fund 85-A respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund 85-A with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund 85-A as their sole and exclusive agent to deal with, and Fund 85-A retains the sole right to deal with, any property agent or tenant and to negotiate and enter into, on terms and provisions satisfactory to Fund 85-A, monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Obata. As long as Fund 85-A owns an interest in the Premises, only Fund 85-A may obligate Obata with respect to any expense for the Premises.



Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN


As further set forth in paragraph 2 hereof, Fund 85-A agrees to require any lessee of the Premises to name Obata as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund 85-A shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund 85-A shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund 85-A may offset against, pay to itself and deduct from any payment due to Obata under this Agreement, and may pay to itself the amount of Obata's share of any reasonable expenses of the Premises which are not paid by Obata to Fund 85-A or its assigns, within ten (10) days after demand by Fund 85-A. In the event there is insufficient operating income from which to deduct Obata's unpaid share of operating expenses, Fund 85-A may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Obata has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund 85-A in the amount of $821 for the expenses, direct and indirect, incurred by Fund 85-A in providing Obata with quarterly accounting and distributions of Obata's share of net income and for tracking, reporting and assessing the calculation of Obata's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Obata authorizes Fund 85-A to deduct such amount from Obata's share of revenue from the Premises. Obata may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund 85-A pursuant to Section 1 hereof. Fund 85-A may terminate its obligation under this paragraph upon 30 days notice to Obata prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund 85-A's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund 85-A shall prepare an accurate income statement for the ownership of the
Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Obata shall be entitled to receive 16.0589% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each  are  entitled  to  receive proportional  to  its  share  of
ownership  with  respect  to  said  calendar  year  pursuant   to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor



Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN




from Fund 85-A, shall, within fifteen (15) business days after receipt of notice, make payment to Fund 85-A sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until December 31, 2026 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund 85-A:

AEI Real Estate Fund 85-A Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Obata:

Jack S. and Atsuko Obata, Trustees
740 Eschenburg
Gilroy, CA  95020

If to Obata:

Tom S. Obata, Trustee
2395 Ric Drive
Unit B
Gilroy, CA  95020



Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN


If to Mason:

Mason Living Trust
136 Baltusrol Road
Franklin, TN  37069

If to Webb

Marvin L. Webb Family Trust
3306 Palmetto Trail
Amarillo, TX  79109-1738

If to DeVito:

Vito DeVito Francesco
P.O. Box 591
Ontario, CA  91762

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.





Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

OBATA  JACK S OBATA AND ATSUKO OBATA, TRUSTEES OF THE JACK  S.
       AND ATSUKO OBATA REVOCABLE TRUST, DATED 12/30/74

          By:/s/ Jack S. Obata Trustee
                 Jack S. Obata, Trustee

          By:/s/ Atsuko Obata Trustee
                 Atsuko Obata, Trustee

STATE OF CA)
                              ) ss
COUNTY OF SANTA CLARA)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 10 day of September, 1998, Jack S.Obata and Atsuko Obata, Trustees, who executed the foregoing instrument in said capacity.

                              /s/ A Monk
                                  Notary Public

[notary seal]





Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN


Fund 85-A  AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP, a Minnesota
           limited partnership

           By: Net Lease Management 85-A,  Inc.,
               its  corporate general partner

           By:/s/ Robert P Johnson
                  Robert P. Johnson, President

State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 16th day of Sept, 1998, Robert P. Johnson, President of Net Lease Management 85-A, Inc., corporate general partner of AEI Real Estate Fund 85-A Limited Partnership who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Laura M Steidl
                                  Notary Public


[notary seal]




Co-Tenant Initial: /s/ JSO /s/ AO
Co-Tenancy Agreement for Rio Bravo-St. Paul, MN







                              EXHIBIT "A"

     Those parts of Lots 5,6 and 7 and Lots B, I and J, all in Bohn's Rearrangement, St. Paul, Minn., according to the recorded Partnership thereof, Ramsey County, Minnesota, described as beginning at the Northwest corner of the East
     10.00 feet of said Lot 5; thence on an assumed bearing of South, along the West line of said East 10.00 feet of Lot 5, a distance of 336.83 feet, thence on a bearing of West a distance of 281.00 feet; thence on a bearing of South a distance of 178.96 feet to the Northerly right-of-way line of Interstate Highway No. 94; thence South 89 degrees 53 minutes 38 seconds West along said Northerly right-of-way line of Interstate Highway No. 94 a distance of 20.00 feet; thence on a bearing of North a distance of 153.00 feet; thence on a bearing of West a distance of 182.64 feet to a line of 135.00 feet Easterly of and parallel with the most Westerly line of said Lot 6 and its Northerly extension; thence North 0 degrees 02 minutes 00 seconds East along said parallel line a distance of 79.54 feet, to the Northwesterly line of said Lot 65; thence Northeasterly, along the Northwesterly lines of said Lots 6, I, J and 5 to the point of beginning.

     Except the following described parcel:

     That part of Lot 5, Bohn's Rearrangement, St. Paul, Minn., according to the plat thereof described as follows:

          Beginning at the Northeast corner of said Lot 5; thence on an assumed bearing of South 0 degrees 06 minutes 40 seconds East, along the East line of said Lot 5, a distance of 13.16 feet; thence South 89 degrees 53 minutes 20 seconds West a distance of 26.46 feet, to the Northwesterly line of said Lot 5; thence Northeasterly, along said Northwesterly line a distance of 29.55 feet to the point of beginning except the East 10 feet thereof.